Court Approves GM Bankruptcy Request to Reject Stillwater Mining Company Supply Contract

COLUMBUS, MT -- (Marketwire - July 22, 2009) - STILLWATER MINING COMPANY (NYSE: SWC) was advised earlier today that the bankruptcy court has approved a petition from General Motors Corporation ("GM") to reject the existing Palladium & Rhodium Supply Agreement between GM and Stillwater Mining Company (the "Company"), with retroactive effect from July 7, 2009. The Company had filed an objection to the GM petition with the bankruptcy court, but after a hearing this morning the judge upheld the GM request.

Commenting on the bankruptcy court's decision, the Company's Chairman and CEO, Francis R. McAllister, noted, "We clearly are very disappointed with this outcome and are still assessing what additional avenues may be open to us in this matter. At the same time, we are extremely appreciative of the generous expressions of support we have received from so many in our communities, our industry, from Governor Schweitzer and other leaders in Montana and from the far corners of our nation. A special thank you to all for your kind efforts in our behalf.

"As I had commented previously, while the GM contract has been very beneficial to us in view of today's relatively low PGM prices, I believe in the current environment the Company has adequate financial resources to absorb the effect of this loss. Despite the absence of the GM agreement, the Company will still be able to sell all of its mine production into the market, although obviously we will no longer enjoy the benefit of the GM pricing floors. I noted earlier that loss of the GM agreement will likely cost the Company, at current PGM prices, between $5 and $10 million annually. However, the Company's cash position remains strong, and we have made substantial progress in recent months toward our goal of becoming a safe, low-cost operator in our industry. While losing our GM supply agreement certainly increases the Company's exposure to any sustained decline in PGM prices, I believe the longer-term fundamentals of our industry are favorable and our competitive position is strengthening."

Expanding on the Company's recent performance, Mr. McAllister added, "Although the Company's second-quarter financial results are not yet finalized, I am pleased to report that mine production in the quarter of about 137,700 platinum and palladium ounces was substantially better than planned and is trending well ahead of our mine production guidance of 495,000 ounces for the year. Cost reduction measures also appear to be taking effect at both mines, and total cash costs for the quarter are likely to come in far below our combined annual guidance of $399 per PGM ounce. At the same time, our cash position remains solid. All of this reflects the broad-based dedication of our employees toward improving productivity throughout our operations and finding better ways to coordinate our diverse efforts.

"These initial second-quarter results clearly suggest that our current initiatives are meeting with some success. This is particularly gratifying in view of both the apparent loss of the GM contract and the increased urgency to reposition our operations prior to the expiration of the Ford contract at the end of next year. While we have not yet demonstrated that our second-quarter performance will be sustainable over the longer term, I am optimistic that the quarter's results do demonstrate the Company's capacity to perform at a level that is competitive in the absence of the pricing floors in our contracts. Although there is no assurance that PGM prices in the future will remain high enough to sustain our operations, the recent increases in efficiency appear to bode well for the future."

Stillwater Mining Company is the only U.S. producer of palladium and platinum and is the largest primary producer of platinum group metals outside of South Africa and Russia. The Company's shares are traded on the New York Stock Exchange under the symbol SWC. Information on Stillwater Mining can be found at its web site: www.stillwatermining.com.

Some statements contained in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, therefore, involve uncertainties or risks that could cause actual results to differ materially. These statements may contain words such as "desires," "believes," "anticipates," "plans," "expects," "intends," "estimates" or similar expressions. These statements are not guarantees of the Company's future performance and are subject to risks, uncertainties and other important factors that could cause its actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Additional information regarding factors that could cause results to differ materially from management's expectations is found in the Company's 2008 Annual Report on Form 10-K on file with the United States Securities and Exchange Commission and available on the Company's website.

The Company intends that the forward-looking statements contained herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements. The Company disclaims any obligation to update forward-looking statements.

CONTACT:
Gregory A. Wing
Chief Financial Officer
406-373-8700